Exhibit 99.2

Table of Contents

Abbreviated financial statements as of September 30, 2024 and December 31, 2023

Abbreviated Interim Financial Statements	2
Abbreviated Statements of Assets Acquired and Liabilities Assumed at September 30, 2024 (unaudited) and December 31, 2023	2
Abbreviated Statements of Revenues and Direct Expenses - For the nine months ended September 30, 2024 (unaudited) and year-ended December 31, 2023	3
Notes to Abbreviated Financial Statements (unaudited)
Note 1 - Description of Transaction and Basis of Presentation	4
Note 2 - Mortgage Servicing Rights	5
Note 3 - Advances and Other Receivables	5
Note 4 - Other Assets and Other Liabilities	6

1

Mortgage Servicing & Third-Party Origination Business of Flagstar Financial, Inc.

Abbreviated Statement of Assets Acquired and Liabilities Assumed

	September 30, 2024 (unaudited)	December 31, 2023
(in millions)
ASSETS:
Mortgage servicing rights at fair value	$1,105	$1,111
Advances and other receivables	59	79
Other assets	465	456
Total assets	$1,629	$1,646
LIABILITIES:
Other liabilities	470	461
Total liabilities	470	461

Net Assets	$1,159	$1,185

The accompanying notes are an integral part of these Abbreviated Financial Statements

2

Mortgage Servicing & Third-Party Origination Business of Flagstar Financial, Inc.

Abbreviated Statements of Revenues and Direct Expenses

	Nine Months Ended September 30, 2024 (unaudited)	Year ended December 31, 2023
(in millions)
Revenues:
Service related, net(1)(2)	$251	$370
Net gain on mortgage loans held for sale	45	64
Total revenues	$296	$434

Direct expenses:
Salaries, wages, and benefits	55	72
General and administrative	78	111
Total direct expenses	$133	$183

Other Expenses:
Interest expense(3)	124	168

Net revenue after direct expenses	$39	$83

(1)	Includes $4 million and $7 million at September 30, 2024 and December 31, 2023, respectively, of intercompany service fees to other non-mortgage units which are not presented herein
(2)	Includes $64 million and $69 million at September 30, 2024 and December 31, 2023, respectively, of other loan fees and charges related to third-party originations and other servicing activities.
(3)	Interest expense on custodial deposits paid externally. Intercompany interest expense has been excluded. Any interest income earned on custodial deposits has also been excluded from the Abbreviated Statements of Revenues and Direct Expenses as the amount is not reasonably quantifiable.

The accompanying notes are an integral part of these Abbreviated Financial Statements

3

Note 1 - Description of Transaction and Basis of Presentation

Description of Transaction

On October 31, 2024, Flagstar Bank, National Association (“Flagstar”), the wholly owned subsidiary of Flagstar Financial, Inc. (the “Company”), completed its previously announced sale of certain assets, including mortgage servicing rights, subservicing contracts, and third-party origination assets (the “Transaction”), to Nationstar Mortgage LLC, a Delaware limited liability company and operating subsidiary of Mr. Cooper Group Inc. (“Nationstar”), for an aggregate purchase price of approximately $1.3 billion in cash. The Transaction was effected pursuant to the terms of (1) the Agreement for the Bulk Purchase and Sale of Mortgage Servicing Rights, dated as of July 24, 2024, by and between Flagstar and Nationstar (the “MSR Purchase Agreement”) and (2) the related Asset Purchase Agreement, dated as of July 24, 2024, by and between Flagstar and Nationstar (the “Asset Purchase Agreement”).

Basis of Presentation

The accompanying Abbreviated Statements of Assets Acquired and Liabilities Assumed as of September 30, 2024 and December 31, 2023 and the related Abbreviated Statements of Revenues and Direct Expenses for the nine months ended September 30, 2024 and year ended December 31, 2023 (collectively, the “Abbreviated Financial Statements”) of the Mortgage Servicing & Third-Party Origination Business of the Company have been prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”) and for inclusion in Mr. Cooper Group Inc.’s filings with the SEC.

The Abbreviated Financial Statements of the Company have been prepared using U.S. generally accepted accounting principles for the purpose of complying with Rule 3-05 of Regulation S-X of the SEC and are not intended to be a complete presentation of assets, liabilities, revenues, expenses or cash flows. These financial statements were prepared in lieu of full financial statements or carve-out financial statements.. These Abbreviated Financial Statements have been derived from the Company’s historical accounting records. In the opinion of management, the accompanying Abbreviated Financial Statements contain all adjustments considered necessary to fairly present the assets acquired and liabilities assumed and the revenues and direct expenses. The Abbreviated Financial Statements do not necessarily represent the assets, liabilities, revenues or direct expenses of the Mortgage Servicing & Third-Party Origination Business of the Company had it been operated as a separate standalone entity.

The Abbreviated Financial Statements of the Company conform to U.S. generally accepted accounting principles and to general practices within the banking industry. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the abbreviated financial statements, and the reported amounts of revenues and expenses during the reporting period. Estimates are used in connection with the valuation of the mortgage servicing rights. These Abbreviated Financial Statements include direct costs and are exclusive of indirect allocations.

Mortgage Servicing Rights ("MSRs")

The Company purchases and originates mortgage loans for sale to the secondary market and sells the loans on either a servicing-retained or servicing-released basis. If the Company retains the right to service the loan, an MSR is created at the time of sale which is recorded at fair value. The Company uses an internal valuation model that utilizes an option-adjusted spread, constant prepayment speeds, costs to service and other assumptions to determine the fair value of MSRs.

Management obtains third-party valuations of the MSR portfolio on a quarterly basis from independent valuation services to assess the reasonableness of the fair value calculated by our internal valuation model. Changes in the fair value of our MSRs are reported on the Abbreviated Statement of Revenues and Direct Expenses in service related revenue. For further information, see Note 2 - Mortgage Servicing Rights.

Loans with Government Guarantees

The Company originates government guaranteed loans which are pooled and sold as Ginnie Mae MBS. Pursuant to Ginnie Mae servicing guidelines, the Company has the unilateral right to repurchase loans securitized in Ginnie Mae pools that are due, but unpaid, for three consecutive months. As a result, once the delinquency criteria have been met, and regardless of whether the repurchase option has been exercised, the Company accounts for the loans as if they had been repurchased.

4

If the loan is repurchased, the liability is cash settled and the loan with government guarantee remains. Once repurchased, the Company works to cure the outstanding loans such that they are re-eligible for sale or may begin foreclosure and recover losses through a claims process with the government agency, as an approved lender.

Note 2 - Mortgage Servicing Rights

The Company has investments in MSRs that result from the sale of loans to the secondary market for which we retain the servicing. The Company accounts for MSRs at their fair value. A primary risk associated with MSRs is the potential reduction in fair value as a result of higher than anticipated prepayments due to loan refinancing prompted, in part, by declining interest rates or government intervention. Conversely, these assets generally increase in value in a rising interest rate environment to the extent that prepayments are slower than anticipated.

Changes in the fair value of residential first mortgage MSRs were as follows:

(in millions)	Nine Months Ended September 30, 2024 (unaudited)	Year Ended December 31, 2023
Fair value of MSRs at beginning of period	$1,111	$1,033
Additions from loans sold with servicing retained	158	208
Reductions from sales	(69)	(51)
Decrease in MSR fair value due to pay-offs, pay-downs, run-off, model changes, and other (1)	(91)	(80)
Changes in estimates of fair value due to interest rate risk (1) (2)	(4)	1
Fair value of MSRs at end of period	$1,105	$1,111

(1)	Changes in fair value are included within service related revenue on the Abbreviated Statements of Revenues and Direct Expenses.
(2)	Represents estimated MSR value change resulting primarily from market-driven changes.

Contractual servicing and subservicing fees, including late fees and other ancillary income, are included within service related revenue on the Abbreviated Statement of Revenues and Direct Expenses. Subservicing fee income is recorded for fees earned on subserviced loans, net of third-party subservicing costs.

The following table summarizes income and fees associated with owned MSRs and our mortgage loans subserviced for others:

(in millions)	Nine Months Ended September 30, 2024 (unaudited)	Year Ended December 31, 2023
Servicing fees, ancillary income and late fees (1)	$176	$227
Decrease in MSR fair value due to pay-offs, pay-downs, run-off, model changes and other	(91)	(80)
Changes in fair value due to interest rate risk	(4)	1
Net transaction costs	-	2
Subservicing fees, ancillary income and late fees (1)	104	154
Other servicing charges	2	(3)
Other loan fees and charges related to third-party originations and other servicing activities	64	69
Total income and fees included in service related revenue	$251	$370

(1)	Servicing fees are recorded on an accrual basis. Ancillary income and late fees are recorded on a cash basis.

Note 3 - Advances and Other Receivables

Advances and other receivables are substantially all related to corporate and escrow advances, which are short-term receivables related to advances made by the Company in connection with the servicing of mortgage loans. Corporate and escrow advances classified as advances and other receivables totaled $59 million and $79 million at September 30, 2024 and December 31, 2023, respectively. The allowance for credit losses on advances and other receivables is inconsequential as these receivables are short-term corporate and escrow advances arising in the normal course of business, with no history of material loss, and repayment is expected in full.

5

Note 4 - Other Assets and Other Liabilities

The Company originates government guaranteed loans which are pooled and sold as Ginnie Mae MBS. Pursuant to Ginnie Mae servicing guidelines, the Company has the unilateral right to repurchase loans securitized in Ginnie Mae pools that are due, but unpaid, for three consecutive months. As a result, once the delinquency criteria have been met, and regardless of whether the repurchase option has been exercised, the Company accounts for the loans as if they had been repurchased. The balance of these loans and the corresponding liability were approximately $465 million and $456 million as of September 30, 2024 and December 31, 2023, respectively, recorded within Other Assets and Other Liabilities, respectively, in the Abbreviated Statement of Assets Acquired and Liabilities Assumed.

6